Fulton Financial
CORPORATION

[Date]
[Name]
[Address]
[Address]

Re:	Restricted Stock Award under the Fulton Financial Corporation (the “Company”) Amended and Restated Equity and Cash Incentive Compensation Plan, as may be further amended (the “Plan”)

Dear _________:

Congratulations.  You are the recipient of a Restricted Stock Award under the Plan.  The Award has the following terms and conditions.  Unless specifically mentioned below, the Award has the terms set forth in the Plan as of the Date of Grant.

Granted to:	______
Award Date:	______
No. of Shares:	______
Exercise Price:	$0.00 per share
Schedule for lapse of forfeiture restrictions:	______
Lapse on death or Disability?:	____ Yes ____ No
Lapse on Retirement?:	____ Yes ____ No
Right to Dividends?:	____ Yes ____ No
Other Terms authorized under Plan:	___________________________

Upon lapse of forfeiture restrictions on all or a portion of this Award, you are authorized to tender back to the Company shares under the Award in payment of applicable taxes.

Very Truly Yours,

[Signatory]

By my signature below, I hereby acknowledge receipt of this Award, which was made to me on the Award Date shown above under, and subject to the terms and conditions of the Plan.  I further acknowledge having received a copy of the Plan and the prospectus describing the Plan.

Signature:  ________________________________                                                                                                Date:  ____________________
       [Name]

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.